UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 11, 2012

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 11, 2012, SL Green Realty Corp. (the “Company”) announced it will redeem all 4,000,000 outstanding shares of its 7.875% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) (NYSE: SLG PRD – CUSIP no. 78440X408) on July 13, 2012 (the “Redemption Date”).  The shares of Series D Preferred Stock will be redeemed at redemption price of $25.00 per share of Series D Preferred Stock plus $0.4922 in accumulated and unpaid dividends on such Series D Preferred Stock through July 14, 2012.

On June 11, 2012, the Company also announced that it has declared the regular quarterly dividend on its 7.625% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) for the period April 15, 2012 through and including July 14, 2012 of $0.4766 per share, which is the equivalent of annualized dividends of $1.9064.  The dividend is payable July 13, 2012 to shareholders of record at the close of business on June 29, 2012.

A copy of the press release announcing the redemption of the Series D Preferred Stock and declaration of the regularly quarterly dividend on the Series C Preferred Stock is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1           Press Release announcing redemption of the Series D Preferred Stock and declaration of a dividend on the Series C Preferred Stock, dated June 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/S/ James Mead
James Mead
Chief Financial Officer

Date: June 11, 2012